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                                                                    Exhibit 99.1


KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                   NEWS
--------------------------------------------------------------------------------
PUBLIC & INVESTOR RELATIONS, CORPORATE & MARKETING COMMUNICATIONS


FOR:        SIX FLAGS, INC.

CONTACT:    James F. Dannhauser, Chief Financial Officer
            122 East 42nd Street
            New York, NY  10168
            (212) 599-4693

KCSA        Sarah Shepard / Joseph A. Mansi
CONTACT:    (212) 896-1236 / (212) 896-1205
            sshepard@kcsa.com / jmansi@kcsa.com
            -----------------   ---------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                    SIX FLAGS ANNOUNCES AGREEMENT TO ACQUIRE
                   SEA WORLD OF OHIO PARK AND PUBLIC OFFERING
                                      -----

NEW YORK, January 10, 2001 - Six Flags, Inc. ("Six Flags" or the "Company") (NYSE: PKS and PKSPrA) announced today that it has entered into a definitive agreement to acquire for $110.0 million in cash substantially all of the assets of Sea World of Ohio, a 232 acre marine wildlife park located adjacent to the Company's Six Flags Ohio theme park.

      Commenting on the transaction, Kieran E. Burke, Chairman and Chief Executive Officer of Six Flags, stated, "We are very pleased to be able to acquire the Sea World facility to complement our neighboring Six Flags Ohio park. Assuming that the transaction is completed, the consolidation of the two parks under one owner, together with our campgrounds and hotel, will enable us to offer a very attractive regional destination experience. We believe we can increase attendance and revenue at both parks through joint season pass and other joint ticketing and marketing programs and can increase operating efficiencies at both facilities through shared expenses."

      The completion of the transaction is subject to customary conditions including the expiration of the Hart-Scott-Rodino waiting period.

      Six Flags also announced today that it was commencing under its existing shelf registration statement a public offering of $175 million of convertible preferred stock (assuming no exercise of the underwriters' over-allotment option). A portion of the net proceeds of the offering is expected to be used to fund the Sea World acquisition, with the balance to be used for general corporate purposes.

                                     (more)


800 SECOND AVENUE             TEL 212 682 6300         E-MAIL pr@kcsa.com
NEW YORK, NY 10017            FAX 212 697 0910         www.kcsa.com

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SIX FLAGS/2

      As previously announced, in December 2000, Six Flags acquired Enchanted Village, a water and children's ride park near Seattle, Washington, and entered into a letter of intent to acquire La Ronde, a theme park located in Montreal. Together with Sea World of Ohio, these parks had aggregate attendance in 2000 of approximately 2.9 million, generated revenues of approximately $75.0 million and would have had park level operating cash flow of approximately $17 million (after giving effect to the impact of new ground leases at Enchanted Village and La Ronde and to the elimination of certain expenses expected as a result of the acquisitions). "We expect these assets to generate approximately $20 million in park-level operating cash flow in 2001 with minimal capital expenditures," added Mr. Burke.

      Six Flags, Inc. is the world's largest regional theme park company, with thirty-seven parks in markets throughout North America and Europe. As previously noted, Six Flags expects full-year adjusted EBITDA for 2000 to be between $400 and $405 million.

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      THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION
OF AN OFFER TO BUY ANY CONVERTIBLE PREFERRED STOCK DESCRIBED HEREIN, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR
QUALIFICATION OF SUCH SECURITIES UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS, CONSUMER SPENDING LEVELS, ADVERSE WEATHER CONDITIONS AND OTHER FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS.

      THIS RELEASE AND PRIOR RELEASES ARE AVAILABLE ON THE KCSA PUBLIC RELATIONS WORLDWIDE WEB SITE AT WWW.KCSA.COM.